CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                       HOMESTAR MORTGAGE ACCEPTANCE CORP.

         The undersigned, being the VP - Treasurer of Homestar Mortgage Acceptance Corp. does hereby certify and set forth:

         FIRST: The name of the corporation is Homestar Mortgage Acceptance Corp. (the "Corporation").

         SECOND: The Delaware Secretary of State filed the Certificate of Incorporation on July 2, 2003 under the name Star Mortgage Acceptance Corp.

         THIRD: The Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation to Opteum Mortgage Acceptance Corporation.

         FOURTH: To accomplish the foregoing change, Article FIRST of the Certificate of Incorporation is deleted in its entirety, and the following
Article is substituted in lieu thereof:

                  "FIRST: The name of the corporation (hereinafter called the "Corporation") Opteum Mortgage Acceptance Corporation."

         FIFTH: The above amendment to the Certificate of Incorporation was authorized by the written consent of the Directors of the Corporation, followed by the written consent of the sole shareholder of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned has made and subscribed this certificate on November 24, 2004.

                                     /s/ Frank Plenskofski
                                     ---------------------------------
                                     Name: Frank Plenskofski
                                     Title: VP - Treasurer

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION



Star Mortgage Acceptance Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, that the Certificate of Incorporation of Star Mortgage Acceptance Corp. be amended by changing the Section 1 thereof so that, as amended, said Section shall be and read as follows:

                  The name of the corporation incorporated hereby is Homestar Mortgage Acceptance Corp. (the "Corporation").

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.


   IN WITNESS WHEREOF, said above-named corporation has caused this certificate to be signed by Jeffrey Pancer, its Vice President, this 23rd day of July, 2003.

                                               /s/ Jeffrey Pancer
                                               ----------------------------
                                               By: Jeffrey Pancer
                                               Vice President

                          CERTIFICATE OF INCORPORATION
                                       OF
                         STAR MORTGAGE ACCEPTANCE CORP.


         1. The name of the corporation incorporated hereby is Star Mortgage Acceptance Corp. (the "Corporation").

         2. The name and address of the Corporation's registered agent in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle.

         3. The Corporation exists only for the purposes specified in this paragraph 3. The Corporation has been formed for the sole purpose of conducting the following activities:

         (a) Acquiring as purchaser and/or by contribution to the capital of the Corporation, or otherwise owning, holding, transferring, assigning, selling, contributing to capital, pledging and otherwise dealing with (i) mortgage notes and similar such instruments, related real property, mortgages, deeds of trust and other related agreements, documents, books and records, (ii) related rights to payment, whether constituting cash, account, chattel paper, instrument, general intangible or otherwise, and any other related assets, property and rights, including without limitation security interests, (iii) related collection, deposit, custodial, trust and other accounts, lock boxes and post office boxes and any amounts and other items from time to time on deposit therein,
                  (iv) real property and any improvements thereon and personal property acquired by foreclosure, deed-in-lieu thereof or otherwise in respect of any of the foregoing, (v) certificates, notes, bonds or other securities, instruments and documents evidencing ownership interests in or obligations secured by all or any of the foregoing, (vi) financing arrangements and (vii) proceeds and other payments and distributions of any kind of, on or in respect of any of the foregoing;

         (b) Entering into financing arrangements of all types with respect to the assets described in foregoing paragraph (a) including without limitation borrowing on a secured or unsecured basis and entering into repurchase agreements, directly or indirectly through corporations, partnerships, limited liability companies, business trusts, common law trusts and other special purpose entities established for such purposes, and in connection therewith issuing notes, bonds and other evidences of indebtedness and granting security interests in assets pledged to secure such indebtedness.

         (c) Authorizing, issuing, selling and delivering, directly or indirectly through corporations, partnerships, limited liability companies, business trusts, common law trusts or other special purpose entities established solely for such purpose, certificates, notes, bonds and other securities, instruments and documents evidencing ownership interests in or obligations secured by all or any portion of the assets

                                                                       2.

                  described in foregoing paragraph (a), and in connection therewith entering into servicing, insurance, credit enhancement, reimbursement and other agreements related thereto; and

         (d) Taking any action necessary or reasonable to enable the Corporation to engage in any lawful act or activity and to exercise any powers permitted to corporations organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable to accomplish any of the foregoing.

         4. The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, each of which shall have a par value of $1.00.

         5. The election of directors of the Corporation need not be by ballot unless the by-laws of the Corporation so provide. The books of the Corporation may, subject to any statutory requirements, be kept at such place within or outside the State under the laws of Delaware as may be designated by the board of directors or the by-laws of the Corporation.

         6. As used herein, (i) "person" means any individual, proprietorship, trust, estate, partnership, joint venture, association, company, corporation, limited liability company or other entity, (ii) "affiliate" means any person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the person specified and (iii) "control," including the terms "controlling," "controlled by" and "under common control with," means the direct or indirect possession of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of at least 10% of the voting securities, by contract or otherwise.

         7. The Corporation shall at all times have at least one (1) Independent Director. As used in this Certificate of Incorporation, "Independent Director" means a director (i) who is not a current or former director, officer, partner, member, shareholder, employee, creditor or customer of the Corporation or of any affiliate of the Corporation, and is not a spouse, parent, brother, sister, child, aunt, uncle or cousin of any such person, and (ii) who has not received, and was not a director, officer, partner, member, shareholder or employee of any person that has received, any fees or other income other than fees for serving as such Independent Director from any affiliate of the Corporation within the five (5) years immediately preceding, or any year during, such director's incumbency as an Independent Director. However, an Independent Director may serve, or may have served previously, with compensation therefor in such a capacity for any other special purpose entity formed by any affiliate of the Corporation. No resignation or removal of an Independent Director shall be effective until a successor Independent Director has been elected to replace such Independent Director.

         8. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

                                                                              3.

(iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the filing of this Certificate of Incorporation to authorize corporate action eliminating or further limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended. Any repeal or modification of the foregoing portion of this paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         9. (a) The affirmative votes or written consents of the holders of all of the outstanding common stock of the Corporation and of all of the directors of the Corporation shall be necessary for (i) any amendment of this Certificate of Incorporation or of the by-laws of the Corporation, (ii) a consolidation or merger with or into any other person or dissolution or liquidation in whole or in part, (iii) any purchase or other acquisition, or any sale, pledge or other transfer, of any assets, or any creation, incurring or guarantee of, or other assumption of liability for, any indebtedness, by the Corporation, other than in a transaction within the scope of paragraph 3 above, (iv) any institution by the Corporation of any action to have itself adjudicated as bankrupt or insolvent, any consent to the institution of bankruptcy or insolvency proceedings against it, any request or consent to the entry of any order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property, any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, any making of any general assignment for the benefit of creditors, or any admission in writing that it is unable to pay its debts generally as they become due or (v) the taking of any corporate action in furtherance of any of the actions set forth above in this paragraph. In such voting or consents each Independent Director shall owe a fiduciary duty to the Corporation itself, including the stockholders and the creditors of the Corporation.

                  (b) If any outstanding certificates, notes, bonds or other securities are then rated at the request of the Corporation by any nationally recognized statistical rating organization (each, a "Rating Agency"), the Corporation shall not amend or repeal any provision of this Certificate of Incorporation unless either (i) the Corporation shall have received written confirmation from each Rating Agency that such amendment or repeal will not cause such Rating Agency to reduce or withdraw any rating then so assigned to any such securities or (ii) the Corporation shall have received written consent to any such amendment or repeal from the other parties to each agreement pursuant to which such securities were issued.

         10. The Corporation shall be operated in such a manner that its assets and liabilities shall not be substantively consolidated with those of any other person in the event of the bankruptcy or insolvency of the Corporation or such other person. Without limiting the foregoing, the Corporation shall maintain adequate capital in light of its contemplated business operations, conduct its business in its own name and through its duly authorized officers or agents, maintain and hold itself out as a separate entity and observe all appropriate corporate and other organizational formalities, maintain its assets separate from those of any other person or entity, maintain its books, records and bank

                                                                              4.

accounts separate from those of any other person, maintain separate financial statements showing its assets and liabilities separate and apart from those of any other person, use separate stationery, invoices and checks, pay its own liabilities and expenses only out of its own funds, enter into a transaction with an affiliate only if such transaction is intrinsically fair, commercially reasonable and on the same terms as would be available in an arm's length transaction with a person or entity that is not an affiliate, allocate fairly and reasonably any overhead expenses that are shared with an affiliate, pay the salaries of its employees and maintain a sufficient number of employees in light of its contemplated business operations, not hold itself out as being liable for the debts of any other person, not acquire obligations or securities of its partners, members or shareholders, not pledge its assets for the benefit of any other entity or make any loans or advances to any entity and not take any other action or engage in any other activity that would be inconsistent with maintaining the separate legal identity of the Corporation.

         THE UNDERSIGNED has hereby signed this Certificate of Incorporation as the sole incorporator of the Corporation pursuant to the General Corporation Law of the State of Delaware as of July 2, 2003.


                                        /s/ Gerard J. Campbell
                                        --------------------------------
                                        Gerard J. Campbell
                                        c/o Thacher Proffitt & Wood
                                        11 West 42nd Street
                                        New York, New York 10036

                         STAR MORTGAGE ACCEPTANCE CORP.

                          CONSENT OF SOLE INCORPORATOR
                                   IN LIEU OF
                             ORGANIZATIONAL MEETING


         The undersigned, being the sole incorporator of the Corporation, hereby consents to the adoption of the following resolutions as of July 2, 2003:

         RESOLVED, that a copy of the Certificate of Incorporation of the Corporation be inserted in the minute book of the Corporation.

         RESOLVED, that the following persons are hereby elected as Directors of the Corporation, each to hold office until the first annual meeting of the shareholders of the Corporation and until such person's successor has been elected and qualified, or until such person's earlier death, resignation or removal:


                                  Peter R. Norden


                                  Marty Levine


                                  Frank Plenskofski


                                  Beth L. Peoples


                                  /s/ Gerard J. Campbell
                                  --------------------------------
                                  Gerard J. Campbell, Sole Incorporator

                         STAR MORTGAGE ACCEPTANCE CORP.

                         UNANIMOUS CONSENT OF DIRECTORS


         The undersigned, constituting all the directors of the Corporation, hereby consent to the adoption of the following resolutions as of June 30, 2003:

         RESOLVED, that a certified copy of the Articles of Organization of the Corporation be inserted by the Secretary of the Corporation in the corporate minute book.

         RESOLVED, that the Consent of Sole Incorporator in Lieu of Organizational Meeting, dated June 30, 2003, and the resolutions adopted thereby are hereby in all respects approved, ratified and confirmed.

         RESOLVED, that the following persons are hereby elected to the offices of the Corporation set forth, each to serve until such person's successor is elected and has qualified or until such person's earlier death, resignation or removal:

                President:                                    Peter R. Norden

                Chief Operating Officer:                      Marty Levine

                Vice President:                               Jeffrey Pancer

                Vice President and Treasurer:                 Frank Plenskofski

                Vice President and Secretary:                 Chris Scolaro

         RESOLVED, that the By-Laws in the form attached hereto are hereby adopted as the By-Laws of the Corporation.

         RESOLVED, that the specimen form of stock certificate annexed hereto is hereby adopted as the form of stock certificate to represent the fully paid and nonassessable shares of common stock, par value $1.00 per share, to be issued by the Corporation.

         RESOLVED, that the form of seal, an impression of which is made on the margin of this page, is hereby adopted as the corporate seal of the Corporation.

         RESOLVED, that the fiscal year of the Corporation shall end on the last day of December in each year.

         RESOLVED, that each of the President and Secretary of the Corporation is hereby authorized and directed to procure on behalf of the Corporation all corporate books, books of account and stock books required by the statutes of the State under the laws of which it was incorporated or otherwise necessary or appropriate in connection with the business of the Corporation.

         RESOLVED, that each of the proper officers of the Corporation is hereby authorized to pay on behalf of the Corporation all fees and expenses incident to and necessary for the organization of the Corporation.

         RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, for, on behalf of, and in the name of the Corporation, to make such filings and applications, to execute such documents and instruments and to do such acts and things as such officer or officers may deem necessary and desirable, in their judgment, in order to obtain such licensees, authorizations and permits in any state as necessary or desirable for the Corporation's business, to fulfill such legal requirements as are applicable to the Corporation or its business or to complete the organization of the Corporation including, without limitation, an Application for Employer Identification Number to be filed with the Internal Revenue Service; that all resolutions required by any state with respect thereto be and hereby are adopted; that the Secretary of the Corporation be and hereby is authorized to certify to any state or official thereof as to the adoption of this resolution or any resolution required by such state.

         RESOLVED, that the proper officers of the Corporation are hereby authorized and directed on behalf of the Corporation to issue to Homestar Mortgage Services, LLC a certificate evidencing one thousand (1,000) fully paid and nonassessable shares of the Corporation's common stock in exchange for the payment and receipt by the Corporation of one thousand dollars ($1,000.00).

         RESOLVED, that each of the officers of the Corporation is hereby authorized, empowered and directed to pay all charges and expenses incident to or arising out of the incorporation and organization of the Corporation, and to reimburse any person who has made any disbursements therefor.

         RESOLVED, that each of the officers of the Corporation is hereby authorized, empowered and directed, for, on behalf of and in the name of the Corporation, to open such bank accounts as, in their judgment, may be necessary or desirable for the conduct of the business of the Corporation, provided that any such bank accounts shall require the signature of at least two officers of the Corporation on all checks drawn upon such accounts or be on such other terms and conditions as may be subsequently approved by the Board of Directors, that all resolutions required by such banks withy respect thereto are hereby adopted, and that the Secretary of the Corporation be and hereby is authorized to certify to any bank as to the adoption of this resolution or any resolution required by such bank; and that a copy of any such resolution required by an bank and certified by the Secretary of the Corporation be inserted in the minute book of the Corporation.

         RESOLVED, that each of the President, each Vice President and any other appropriate officer of the Corporation is hereby authorized and directed on behalf of and in the name of the Corporation to take such action, execute such documents and incur and pay such expenses as may be necessary or appropriate to effect the intent of the foregoing resolutions.

                       ACTION BY UNANIMOUS WRITTEN CONSENT

         The undersigned, constituting all of the Directors of Star Mortgage Acceptance Corp., hereby adopt, by unanimous written consent, the resolutions to which this signature page is attached which are effective as of June 30, 2003. This Consent may be signed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one instrument. This Consent shall be filed with the minutes of the proceedings of the Board of Directors of the Corporation.

         The undersigned have signed this Consent as of the effective date of the resolutions.


                                  /s/ Peter R. Norden
                                  --------------------------------
                                  Peter R. Norden


                                  /s/ Marty Levine
                                  --------------------------------
                                  Marty Levine


                                  /s/ Jeffrey Pancer
                                  --------------------------------
                                  Jeffrey Pancer


                                  /s/ Frank Plenskofski
                                  --------------------------------
                                  Frank Plenskofski


                                  /s/ Chris Scolaro
                                  --------------------------------
                                  Chris Scolaro